Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2014, in the Registration Statement (Form F-1) and related Prospectus of Cyber-Ark Software Ltd. dated June 23, 2014.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
June 23, 2014	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global